Exhibit 99.2

PRO FORMA FINANCIAL INFORMATION

Civista Bancshares, Inc. and United Community Bancorp

Unaudited Pro Forma Condensed Combined Consolidated Financial Statements

The following Unaudited Pro Forma Condensed Combined Consolidated Balance Sheet combines the historical Consolidated Balance Sheet of Civista Bancshares, Inc. and subsidiaries (“Civista”) and the historical Consolidated Balance Sheet of United Community Bancorp and subsidiaries (“United Community”) at June 30, 2018, giving effect to the consummation of the merger of United Community with and into Civista and as if the merger had become effective on June 30, 2018, using the purchase method of accounting and giving effect to the related pro forma adjustments described in the accompanying Notes to the Unaudited Pro Forma Condensed Combined Consolidated Financial Statements.

The following Unaudited Pro Forma Condensed Combined Statements of Income for the six months ended June 30, 2018 and the year ended December 31, 2017 combine the historical Consolidated Statements of Income of Civista and United Community giving effect to the merger as if the merger had become effective at the beginning of the periods presented, using the purchase method of accounting and giving effect to the related pro forma adjustments described in the accompanying footnotes to the Unaudited Pro Forma Condensed Combined Consolidated Balance Sheet and the Unaudited Pro Forma Condensed Combined Consolidated Statements of Income.

Although pro forma financial information is not a measure of performance calculated in accordance with accounting principles generally accepted in the United States of America, Civista and United Community believe that pro forma financial information is important because it gives effect to the merger as if the merger had become effective at the beginning of the period presented. The manner in which Civista and United Community calculate pro forma financial information may differ from similarly titled measures reported by other companies.

The unaudited pro forma condensed combined consolidated financial statements included herein are presented for informational purposes only. This information includes various estimates and may not necessarily be indicative of the financial position or results of operations that would have occurred if the merger had been consummated on the date or at the beginning of the period indicated or which may be obtained in the future. The unaudited pro forma condensed combined consolidated financial statements and accompanying notes should be read in conjunction with and are qualified in their entirety by reference to the historical financial statements and related notes thereto of Civista and subsidiaries included in Civista’s Annual Report on Form 10-K for the fiscal year ended December 31, 2017 and Civista’s Quarterly Reports on Form 10-Q for the quarters ended March 31, June 30 and September 30, 2018, and the historical financial statements and related notes thereto of United Community and subsidiaries filed as Exhibit 99.1 to this Current Report on Form 8-K/A.

These pro forma financial statements do not include the effects of any potential cost savings that management believes will result from operating the United Community banking business as branches and combining certain operations functions. It also does not necessarily reflect what the historical results of the combined company would have been had the companies been combined during these periods.

Civista Bancshares, Inc. and United Community Bancorp

Pro Forma Condensed Combined Consolidated Balance Sheet

(Unaudited)

At June 30, 2018 (In thousands except per share data)

	Pro Forma
	Adjustments
	Civista Historical	United Community Historical	Increase / (Decrease)	Footnote Reference	Pro Forma Combined
Assets
Cash and due from banks	$41,156	$37,461	$(24,761)	(A)(B)	$53,856
Securities held to maturity	—	41,586	—		41,586
Securities available for sale	231,920	126,618	—		358,538
Other Investments	14,247	3,527	—		17,774
Loans held for sale	4,058	501	—		4,559
Loans	1,180,032	311,317	(10,972)	(C)	1,480,377
Allowance for loan losses	(12,867)	(3,915)	3,915	(D)	(12,867)
Premises and equipment	17,308	6,319	(907)	(E)	22,720
Goodwill	27,095	2,522	46,323	(F)	75,940
Other identified intangible assets	1,247	78	7,330	(G)	8,655
Bank owned life insurance	25,411	17,121	—		42,532
Accrued interest and other assets	18,847	7,533	(283)	(H)(K)	26,097

Total Assets	$1,548,454	$550,668	$20,645		$2,119,767

Liabilities
Deposits	$1,146,172	$469,247	$(249)	(I)	$1,615,170
Securities sold under repurchase agreements	14,230	—	—		14,230
FHLB borrowings	156,200	6,833	(53)	(J)	162,980
Other borrowings	29,427	—	—		29,427
Accrued expenses and other liabilities	12,577	2,952	—		15,529

Total Liabilities	1,358,606	479,032	(302)		1,837,336
Shareholders’ Equity
Preferred Stock	13,250	—	—		13,250
Common Stock	158,191	51,985	52,684	(L)(M)	262,860
Retained earnings	39,898	36,389	(48,475)	(A)(L)	27,812
Treasury stock	(17,235)	(13,701)	13,701	(L)	(17,235)
Accumulated other comprehensive income	(4,256)	(3,037)	3,037	(L)	(4,256)

Total Shareholders’ Equity	189,848	71,636	20,947		282,431

Total Liabilities and Shareholders’ Equity	$1,548,454	$550,668	$20,645		$2,119,767

Civista Bancshares, Inc. and United Community Bancorp

Pro Forma Condensed Combined Consolidated Statement of Income

(Unaudited)

For the six months ended June 30, 2018 (In thousands except per share data)

	Historical Civista	Historical United Community	Pro Forma Adjustments	Footnote Reference	Pro Forma Combined
Interest income	$32,084	$8,930	$376	(C)	$41,390
Interest expense	2,546	1,298	106	(I)(J)	3,950

Net interest income	29,538	7,632	270		37,440
Provision for loan losses	—	66	—		66

Net interest income after provision	29,538	7,566	270		37,374
Non-interest income	10,006	2,330	—		12,336
Non-interest expense	28,133	8,122	451	(E)(G)	36,706

Income (loss) before income taxes	11,411	1,774	(181)		13,004
Provision for income taxes (benefit)	1,408	174	(40)	(N)	1,542

Net Income (loss)	$10,003	$1,600	$(141)		$11,462
Preferred stock dividends	602				602

Net income available to common shareholders	$9,401				$10,860

Earnings Per Share:
Basic	$0.91	$0.39		(O)	$0.74
Diluted	$0.79	$0.38		(P)	$0.68

Footnotes for the June 30, 2018 pro forma information:

(A) Represents estimated gross one-time Merger costs of $12,086, consisting of the following costs:

Change of control, severance and retention payments	$4,379
Data processing, termination and conversion	5,461
Professional fees and other expenses	2,246

Pre-tax merger costs	$12,086

(B) Represents cash consideration paid of $12,675.

(C) Represents the estimated fair value adjustment related to the loan portfolio of $11,271 and UCB’s previously recorded purchase adjustment of $(299). The estimated fair value adjustment is assumed to amortize into interest income on a level yield basis over the estimated period to maturity of the portfolio, which averages 15 years.

(D) Represents the elimination of UCB’s Allowance for Loan and Lease Losses.

(E) Represents the estimated fair value adjustment related to the buildings acquired $907 and is assumed to amortize into noninterest expense over 39 years.

(F) Represents the estimate of the excess of the total consideration over the estimated fair value of the net assets acquired.

(G) Represents the establishment of the estimated core deposit intangible in the amount of $7,408, which is assumed to amortize into noninterest expense on an accelerated basis over 10 years and the elimination of UCB intangible assets on a historical basis.

(H) Represents deferred taxes related to estimated purchase accounting adjustments.

(I) Represents the estimated fair market value adjustment related to time deposits and is assumed to amortize into interest expense on a level yield basis over the estimated remaining maturity of the deposits, which averages 16 months.

(J) Represents the estimated fair value adjustment related to FHLB advances and is assumed to amortize into interest expense on a level yield basis over the estimated remaining maturity of the advances, which averages 26 months.

(K) Represents the deferred tax liability related to UCB’s BOLI policies.

(L) Represents the elimination of UCB equity on a historical basis.

(M) Represents the issuance of an estimated 4,277,430 shares of Civista Bancshares, Inc. based on an exchange multiple of 1.027.

(N) Represents the income tax effect of the estimated purchase accounting adjustments using an effective tax rate of 21%.

(O) Basic pro forma earnings per share for the six months ended June 30, 2018 have been computed based on 14,620,193 weighted average shares outstanding.

(P) Diluted pro forma earnings per share for the six months ended June 30, 2018 have been computed based on 16,883,845 weighted average shares outstanding.

Civista Bancshares, Inc. and United Community Bancorp

Pro Forma Condensed Combined Consolidated Statement of Income

(Unaudited)

For the year ended December 31, 2017 (In thousands except per share data)

	Historical Civista	Historical United Community	Pro Forma Adjustments	Footnote Reference	Pro Forma Combined
Interest income	$58,594	$17,010	$714	(C)	$76,318
Interest expense	4,092	2,328	169	(I)(J)	6,589

Net interest income	54,502	14,682	545		69,729
Provision for loan losses	—	46	—		46

Net interest income after provision	54,502	14,636	545		69,683
Non-interest income	16,334	4,448	—		20,782
Non-interest expense	48,604	14,175	848	(E)(G)	63,627

Income (loss) before income taxes	22,232	4,909	(303)		26,838
Provision for income taxes (benefit)	6,360	1,625	(64)	(N)	7,921

Net Income (loss)	$15,872	$3,284	$(239)		$18,917
Preferred stock dividends	1,244				1,244

Net income available to common shareholders	$14,628				$17,673

Earnings Per Share:
Basic	$1.48	$0.80		(O)	$1.24
Diluted	$1.28	$0.80		(P)	$1.13

Footnotes for the December 31, 2017 pro forma information:

(C) Represents the estimated fair value adjustment related to the loan portfolio of $10,708 and UCB’s previously recorded purchase adjustment of $(299). The estimated fair value adjustment is assumed to amortize into interest income on a level yield basis over the estimated period to maturity of the portfolio, which averages 15 years.

(E) Represents the estimated fair value adjustment related to the buildings acquired $907 and is assumed to amortize into noninterest expense over 39 years.

(G) Represents the establishment of the estimated core deposit intangible in the amount of $7,294, which is assumed to amortize into noninterest expense on an accelerated basis over 10 years.

(I) Represents the estimated fair market value adjustment related to time deposits and is assumed to amortize into interest expense on a level yield basis over the estimated remaining maturity of the deposits, which averages 16 months.

(J) Represents the estimated fair value adjustment related to FHLB advances and is assumed to amortize into interest expense on a level yield basis over the estimated remaining maturity of the advances, which averages 26 months.

(N) Represents the income tax effect of the estimated purchase accounting adjustments using an effective tax rate of 21%.

(O) Basic pro forma earnings per share for the twelve months ended December 31, 2017 have been computed based on 14,238,351 weighted average shares outstanding.

(P) Diluted pro forma earnings per share for the twelve months ended December 31, 2017 have been computed based on 16,684,111 weighted average shares outstanding.